                                                                   Exhibit 10.15

                                                                  EXECUTION COPY

                             EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT dated July 20, 2000 by and between United Road Services, Inc., a Delaware corporation (the "Company"), and Harold Borhauer II (the "Executive").

        WHEREAS, the Company desires to continue to employ the Executive and to enter into an agreement embodying the terms of such continued employment;

        WHEREAS, the Executive desires to accept such continued employment and enter into such an agreement; and

        WHEREAS, the Executive is willing to accept his employment on the terms hereinafter set forth in this agreement (the "Agreement").

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereby agree as follows:

          1.   Term of Employment. Subject to the provisions of Section 9 of the
               ------------------
Agreement, the Executive shall continue to be employed by the Company pursuant to the terms and conditions of the Agreement for a period commencing upon the consummation of the transaction (the "Closing Date") contemplated by the United Road Services, Inc. Shares of Series A Participating Convertible Preferred Stock Purchase Agreement dated as of April 14, 2000 (the "KPS Transaction"), and ending on the first business day following the second anniversary of the Closing Date (the "Employment Term").

          2.   Position.
               --------

               (a) The Executive shall serve as the President of the Towing and Recovery Division of the Company. During the Employment Term the Executive will
(i) devote his full business time, ability, knowledge and attention, and give his best efforts solely to the Company's business affairs and interest, (ii) perform such services and assume such duties and responsibilities appropriate to the positions identified above as well as those which may from time to time be reasonably assigned to him by the Chief Executive Officer of the Company or by such other person to whom he may be directed to report by the Chief Executive Officer or the Board of Directors of the Company (the "Board")
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and (iii) in all respects use his best efforts to further, enhance and develop the Company's business affairs, interests and welfare.

               (b) During the Employment Term, the Executive shall act in accordance with the Company's general policies and procedures applicable to other senior executives and shall not, except for activities expressly permitted by the prior written approval of the Board: (i) engage in business independent of the Executive's employment by the Company that requires any substantial portion of the Executive's time or (ii) serve as an officer, general partner or member in any for-profit corporation, partnership or firm. Notwithstanding the foregoing sentence the Executive may continue to serve as an officer of the corporation he currently owns together with his spouse and in which capacity he currently serves.

          3.   Base Salary. During the Employment Term, the Company shall pay
               -----------
the Executive a base salary (the "Base Salary") at an annual rate of $160,000 payable in regular installments in accordance with the Company's usual payroll practices. On at least an annual basis, the Compensation Committee of the Board (the "Compensation Committee") will review the Executive's performance and may increase the Base Salary if, in its discretion, any such increase is warranted. The Company may also pay the Executive such bonuses and other incentive compensation, including without limitation, stock options, as may be determined from time to time to be appropriate by the Board or the Compensation Committee.

          4.   Signing and Stay Bonuses. Upon the consummation of the KPS
               ------------------------
Transaction, the Company shall pay to the Executive a lump sum bonus equal to $62,500 (the "Signing Bonus"). Subject to the Executive's continued employment with the Company, (i) upon the first business day following the first anniversary of the Closing Date, the Company shall pay to the Executive a lump sum payment equal to $31,250 and (ii) upon the first business day following the second anniversary of the Closing Date the Company shall pay to the Executive an additional lump sum payment equal to $31,250 (each of these payments, individually and collectively shall be referred to as the "Stay Bonus"). In the event of the termination of the Executive's employment for any reason other than pursuant to Section 9(a) of the Agreement (Termination for Cause) or Section 9(d) of the Agreement (Termination by the Executive other than for Good Reason), prior to the last date of the Employment Term, the Company shall pay

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to the Executive any Stay Bonus that has not been paid as of the date of such termination (plus interest at 8% annually, computed from the Closing Date).

          5.   Bonus. The Executive shall be afforded the opportunity to
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earn an annual cash bonus payment (an "Annual Bonus") with respect to each calendar year ending during the Employment Term. The amount of such Annual Bonus shall not exceed 100% of the Executive's Base Salary and shall be contingent upon the Company's achievement of certain target earnings before interest, taxes, depreciation and amortization (the "EBITDA Target") established by the Compensation Committee of the Board pursuant to an incentive compensation program of the Company. Such Annual Bonus shall be paid at the same time and in the same manner as bonuses are generally paid to other senior executives.

          6.   Equity Incentives.
               -----------------

               (a) Subject to shareholder approval, the Company shall amend the Company's 1998 Stock Option Plan (the "1998 Plan") to permit the granting of additional options pursuant to the 1998 Plan. Subject to such approval, the Company shall grant to the Executive as of the Closing Date, an option to purchase 3,000 shares of the Company's common stock at Fair Market Value (as defined in the 1998 Plan) of such stock as of the Closing Date pursuant to a stock option agreement to be entered into by and between the Company and the Executive and to be governed by the terms of such agreement and of the 1998 Plan. Such option shall vest as to one-third (1/3) of the shares underlying the option on each of the first, second and third anniversaries of the Closing Date. In addition, the stock option agreement evidencing the option granted pursuant to this Section 6(a) shall provide, to the extent permissible under the 1998 Plan, that such option will vest and become 100% exercisable upon death, Disability (as defined in the 1998 Plan) or a termination of the Executive's employment by the Company other than pursuant to Section 9(a) or
Section 9(d) of the Agreement.

               (b)  Subject to shareholder approval of the amendment to the
1998 Plan, referred to in Section 6(a), the Company shall grant to the Executive as of the Closing Date, an option to purchase 8,333 shares of the Company's common stock at 1.50 *KPS conversion price ("Year One Options"), 8,333 shares of the Company's common stock at 2.50 * KPS conversion price ("Year Two Options") and 8,334 shares of the Company's common stock at 3.50*
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KPS conversion price ("Year Three Options"); provided, however, that in all
                                             --------  -------
events, the exercise price of the option granted pursuant to this Section 6(b) shall equal or exceed the Fair Market Value (as defined in the 1998 Plan) of such shares of Common Stock on the date of the grant of such option. Each Year One Option shall vest and become exercisable as of the first anniversary of the Closing Date; each Year Two Option shall vest and become exercisable as of the second anniversary of the Closing Date; and each Year Three Options shall vest and become exercisable as of the third anniversary of the Closing Date.

               (c) Upon the consummation of the KPS Transaction, one-half of the Executive's unvested stock options granted to him prior to the Closing Date, shall vest and become exercisable and the remaining one-half shall expire without further consideration to the Executive. The options which shall vest and those which shall expire in accordance with this Section 6 are listed on Exhibit A annexed hereto.

               Notwithstanding any of the provisions of this Section 6, in the event that the requisite shareholder approval above is not granted or if any of the Stock Options specified in Section 6(a) and (b) are not granted or awarded, this paragraph 6(c) shall become inoperative and the Executive shall continue to retain all rights and privileges to all stock options granted to him prior to the Closing Date.

               All options granted pursuant to this Section 6 shall hereinafter be referred to as the Stock Options.

         7.    Employee Benefits.
               -----------------

               (a) During the Employment Term, the Executive shall be provided with benefits on the same basis as employee benefits are generally made available to other senior executives of the Company. In addition to normal holidays recognized by the Company, the Executive will be entitled to three (3) weeks paid vacation annually; provided that any vacation taken by the Executive may be taken any time the Executive deems appropriate, upon consultation with the Chief Executive Officer and/or the Board, who may determine the best interests of the Company require otherwise.
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               (b)  The Executive agrees to make himself available and to undergo, at the Company's request and expense, any physical examination or other procedure necessary to allow the Company to obtain a key-person insurance policy on the Executive. If the Company obtains such a policy, it shall maintain the policy at its expense and all proceeds will be the sole property of the Company.

          8.   Business Expenses and Perquisites. During the Employment Term,
               ---------------------------------
the Company shall reimburse the Executive for travel and other out-of-pocket expenses reasonably incurred by the Executive in the performance of his duties.

          9.   Termination. Notwithstanding any other provision of the
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Agreement:

               (a)  For Cause by the Company.
                    ------------------------

                    (i) The Employment Term and the Executive's employment hereunder may be terminated by the Company for "Cause" at any time effective immediately upon Notice of Termination (as defined below) to the Executive. For purposes of the Agreement, "Cause" shall mean (i) the commission by the Executive of any act materially detrimental to the Company, including but not limited to fraud, embezzlement, theft, bad faith, gross negligence, recklessness, dishonesty, insubordination or willful misconduct; (ii) incompetence or repeated failure or refusal to perform the duties required by the Agreement and as may be assigned to the Executive by the Chief Executive Officer of the Company or the Board or by such other person to whom the Executive is directed to report from time to time by the Board; (iii) conviction of, or pleading no contest to, a felony or any crime of moral turpitude; (iv) conviction of a lesser crime or offense involving Company property; (v) any material misrepresentation by the Executive to the Company regarding the operation of the business; or (vi) material breach of any covenant of the Agreement, provided, that the action or conduct described in clause (ii) or
           --------
clause (vi) above will constitute "Cause" only if such action or conduct continues after the Company has provided the Executive with written notice and a reasonable opportunity (to be not less than 30 days) to cure the same.

                    (ii)  If the Executive is terminated for Cause, he
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shall be entitled to receive his Base Salary through the date of such termination. Upon termination of the Executive's employment for Cause pursuant to this Section 9(a), the Executive shall have no further rights to any compensation (including any Stay Bonus or Annual Bonus) or any other benefits under the Agreement other than as required by applicable law. The Executive shall forfeit all Stock Options granted to him whether or not such options have vested. All other benefits, if any, due the Executive following the Executive's termination of employment pursuant to this Section 9(a) shall be determined in accordance with the plans, policies and practices of the Company; provided,
                                                                  --------
however, that the Executive shall not participate in any severance plan, policy
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or program of the Company.

               (b)  Disability or Death.
                    -------------------

                    (i) The Employment Term and the Executive's employment hereunder shall terminate upon his death and if the Executive in the good faith determination of the Board, based on sound medical advice, has become physically or mentally incapable of performing his duties hereunder for a continuous period of one-hundred eighty (180) days, in which event the Executive will be deemed permanently disabled upon the expiration of such one hundred eighty (180) day period such incapacity to be hereinafter referred to as "Disability."

                    (ii) Upon termination of the Executive's employment hereunder on account of either Disability or death, the Executive or his estate (as the case may be) shall be entitled to receive (A) any accrued but unpaid Base Salary through the date of death or Disability, (B) any unpaid Stay Bonus, together with interest calculated pursuant to Section 4, hereof, (C) compensation for any unused vacation which the Executive may have accrued and
(D) reimbursement for such expenses as the Executive may have properly incurred on behalf of the Company as provided in Section 8 above, prior to the effective date of the termination. In addition, in the event of a termination on account of death or Disability, the Executive or his estate, (as the case may be) shall continue to receive his Base Salary as in effect as of the date of termination through one year following the date of such termination; provided, however, that
                                                         --------  -------
in the case of a termination due to Disability, such payments shall be reduced by all payments in respect of any payments the Executive may receive under the Company's disability insurance for the same period. Such

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Base Salary continuation shall be in accordance with the Company's regular payroll practices. All other benefits, if any, due the Executive following the Executive's termination on account of Disability or death shall be determined in accordance with the plans, policies and practices of the Company; provided,
                                                                  --------
however, that the Executive (or his estate, as the case may be) shall not
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participate in any severance plan, policy or program of the Company, other than any applicable disability benefit plan of the Company.

          (c)  Without Cause by the Company.
               ----------------------------

               (i) through the date which is sixty (60) days from the Closing Date, the Employment Term and the Executive's employment hereunder may be terminated by the Company without "Cause" (other than by reason of his Disability or death) and the Executive shall be solely entitled to the following payments and benefits within 30 days after the effective date of the termination: (A) accrued but unpaid Base Salary through the date of termination,
(B) unpaid Stay Bonus, together with interest calculated pursuant to Section 4 hereof, (C) compensation for any unused vacation the Executive may have accrued,
(D) reimbursement of such expenses as the Executive may have properly incurred on behalf of the Company as provided in Section 8 above, prior to the effective date of the termination and (E) continuation of his participation in any and all employee benefit plans or other employee benefits provided by Section 7(a), (b) and (c) hereof to the extent permitted under the terms of such plans or program through the date which is 18 months from the effective date of such termination. In the event that the terms of the Company's health plan do not permit the Executive to continue to participate in such plan, the Company shall reimburse the Executive through the date which is 18 months from the effective date of such termination for the cost of health care coverage (whether through "COBRA" or such other mutually agreed upon arrangement) for the Executive and his dependents (as such term is used in the Company health plan), if any.

               (ii) The Employment Term and the Executive's employment hereunder may be terminated by the company without "Cause" upon Notice of Termination (as defined below) to the Executive. If the Executive's employment is terminated by the Company without "Cause" (other than by reason of his Disability or death) after the date which is sixty (60) days from the Closing Date, but prior to the last day of the Employment Term, the Executive shall receive within 30 days after the effective date of such termination
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any (A) accrued but unpaid Base Salary through the date of termination, (B)
unpaid Stay Bonus together with interest calculated pursuant to Section 4, hereof, (C) compensation for any unused vacation that the Executive may have accrued, (D) a prorated payment with respect to the Annual Bonus with respect to the year of such termination and (E) reimbursement for such expenses as the Executive may have properly incurred on behalf of the Company as provided in
Section 8 above, prior to the effective date of the termination. In addition, the Executive shall (I) continue to receive his Base Salary as in effect as of the date of such termination, through the later of (X) the last date of the Employment Term (without regard to the termination of employment pursuant to this Section 9(c)(i)) or (Y) one year following the date of such termination and
(II) continue to participate in any and all employee benefit plans or other employee benefits provided by Section 7 hereof to the extent permitted under the terms of such plans; provided, however, that the Executive's right to continue
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to receive the Base Salary payments pursuant to this Section 9(c)(ii) shall cease immediately upon a violation by the Executive of any provision of Sections 10, 1l or 12 of the Agreement. Such Base Salary continuation shall be in accordance with the Company's regular payroll practices.

               (i) Upon termination of the Executive's employment by the Company without Cause pursuant to this Section 9(c), the Executive shall have no further rights, other than those set forth in this Section 9(c), to any compensation or any other benefits under the Agreement. The Executive's rights with respect to the Stock Options granted to him pursuant to Section 6 hereof shall be determined pursuant to the 1998 Plan and the stock option agreement evidencing the grant of such options. All other benefits, if any, due the Executive following termination pursuant to this Section 9(c) shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that the Executive shall not participate in any severance
--------  -------
plan, policy or program of the Company.

           (d) Termination by the Executive. The Employment Term and the
               ----------------------------
Executive's employment hereunder may be terminated by the Executive for any reason upon Notice of Termination (as defined below) to the Company. In the event of such termination (other than a termination for "Good Reason" pursuant to Section 9(e) hereof), the Executive shall be entitled to receive his Base Salary through the date of the termination, and he shall have no further rights to any compensation (including any Stay Bonus) or any other benefits
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under the Agreement. The Executive's rights with respect to the Stock Options granted to him pursuant to Section 6 hereof shall he determined under the 1998 Plan and the stock option agreement evidencing the grant of such options. All other benefits, if any, due the Executive following the Executive's termination of employment pursuant to this Section 9(d) shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that
                                                       --------- -------
the Executive shall not participate in any severance plan, policy or program of the Company.

          (e)  Termination by the Executive for Good Reason. The Employment Term
               --------------------------------------------
and the Executive's employment hereunder may be terminated by the Executive for Good Reason upon Notice of Termination (as defined below) to the Company.

               (i) For purposes of the Agreement, "Good Reason" shall mean: (A) the occurrence of a "Change of Control" (as defined below) of the Company, and
(B) (1) a material reduction in the assignment of the Executive's duties, responsibilities, or status without the Executive's consent; (2) a reduction by the Company in the Executive's Base Salary; (3) the failure of the Company to pay the Stay Bonus in accordance with Section 4 hereof; (4) a material breach of the Agreement by the Company or (5) the substantial failure of the Company to continue in effect the Company's insurance, disability, or any other executive benefit plans or policies in which the Executive participates.

               (ii) For purposes of the Agreement "Change of Control" shall mean the occurrence of any of the following: (A) any time that, as a result of or in connection with a tender offer, sale of securities, merger, consolidation, sale of assets or contested election, or any combination of such transactions, the persons who were directors of the Company immediately before such transaction or event cease to constitute a majority of the Board of Directors of the Company or of any successor to the Company at any time within one year after such transaction or event; provided, however, that any sale, transfer or other
                      --------  -------
disposition by KPS Special Situations Fund, L.P. ("KPS") or any of its affiliates (each, a "KPS Sale") of securities acquired by KPS or its affiliates pursuant to or in connection with the KPS Transaction including, without limitation, any KPS Sale of some or all of the common stock of the Company received by KPS or its affiliates upon conversion of shares of Series A Participating Convertible Preferred Stock, par value $0.001 per share, which
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does not otherwise result in a Change of Control under clauses (B), (C), (D) or
(E) of this paragraph shall not constitute a Change of Control for purposes of this clause (A), (B) the sale of all or substantially all of the assets of the Company to any person or entity that, prior to such sale, did not control, was not under common control with, or was not controlled by, the Company, (C) a merger or consolidation or other reorganization in which the Company is not the surviving entity or becomes owned entirely by another entity, unless at least 50% of the outstanding voting securities of the surviving or parent corporation, as the case may be, immediately following such transaction are beneficially held by the same persons and entities that beneficially held the outstanding voting securities of the Company immediately prior to such transaction in the same proportion as such persons or entities held such voting securities immediately prior to the transaction, (o) any transaction or series of transactions which results in any person or "group" becoming the beneficial owner, directly or indirectly, of securities representing more than fifty percent (50%) of the outstanding voting securities of the Company or (E) the sale of all or substantially all of the assets of the Towing Division of the Company to any person or entity that, prior to such sale, did not control, was not under common control with, or was not controlled by, the Company; provided, however, that it
                                                     --------  -------
is expressly acknowledged, agreed and understood by both the Executive and the Company, that the consummation of the KPS Transaction or any transaction which occurs on or after the KPS Transaction in which KPS or its affiliates control the Company shall not be a Change of Control under the Agreement, any existing or future stock option agreements, or any other agreements whatsoever between the Executive and the Company.

     Notwithstanding anything in this Section 9(e) to the contrary, if, while the Executive is employed by the Company, a Change of Control (as defined herein) occurs, the Executive may, in his sole discretion, within one (1) year after the effective date of the Change of Control, give notice to the Company that he intends to elect to exercise his right to terminate his employment for Good Reason and receive the payments provided in Section 9(e)(iii) (the "Notice of Intention"). In the event that the Executive elects not to exercise such rights, the Executive's employment with the Company shall continue for the balance of the Employment Term. In the event that the Executive does elect to exercise such rights, the Executive's employment with the Company shall terminate effective as of the date upon which the Notice of Intention is received by the Company.
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                    (iii) If the Executive terminates his employment for Good
Reason pursuant to this Section 9(e), the Executive shall receive within 30 days after the effective date of the termination any (A) accrued but unpaid Base Salary through the date of termination, (B) unpaid Stay Bonus, together with interest calculated pursuant to Section 4 hereof, (C) compensation for any unused vacation that the Executive may have accrued, and (D) reimbursement for such expenses as the Executive may have properly incurred on behalf of the Company as provided in Section 8 above, prior to the effective date of the termination. In addition, the Executive shall (I) continue to receive his Base Salary as in effect as of the date of such termination, through the later of (X) the last date of the Employment Term (without regard to the Executive's termination of employment pursuant to this Section 9(e), or (Y) one year following the date of such termination and (II) continue to participate in any and all employee plans or programs or other employee benefits provided by
Section 7 hereof to the extent permitted under the terms of such plans or programs through the later of (X) the last date of the Employment Term (without regard to the Executive's termination of employment pursuant to this Section 9(e), or (Y) one year following the date of such termination; provided that in all events the Executive and his dependents shall be provided with health coverage at the Company's expense for such period; provided, however, that the
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Executive's right to continue to receive the Base Salary payments pursuant to this Section 9(e) shall cease immediately upon a violation by the Executive of any provision of Sections 10, 11 or 12 of the Agreement. Such Base Salary continuation shall be in accordance with the Company's regular payroll practices.

          Notwithstanding anything in the Agreement to the contrary, in the event that the Company determines in good faith that any portion of the payments or other benefits set forth in the Agreement or any other plan, arrangement or otherwise constitutes an excess parachute payment under Section 280G of the Code, then the Company shall have no obligation to provide such portion to the Executive.

                    (iv) In the event the Executive terminates his employment for Good Reason which is a Change of Control pursuant to Section 9(e), in addition to any benefits provided to the Executive upon a Change of Control pursuant to any stock option plan or stock option agreement governing any grant of stock options to the Executive, any and all stock options granted to
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                                                                              12

the Executive pursuant to any of the Company's stock option plans prior to the effective date of such Change of Control that are unvested as of the effective date of such Change of Control shall vest and become fully exercisable upon the effective date of the Change of Control without regard to any vesting schedule established in the relevant option plan or option agreement.

               (f)  Release of Claims. Notwithstanding any other provision of
                    -----------------
the Agreement, the payments required to be made under Sections 9(c) or 9(e) shall be made only if the Executive executes a release of claims in the form attached hereto as Exhibit I to the Agreement, or such similar form as the Company may determine, and such release or form, as applicable, has become effective.

               (g)  Notice of Termination. Any purported termination of
                    ---------------------
employment by the Executive or the Company shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 15(g) hereof and within 60 days prior to such termination; provided, however, that in
                                                     --------  -------
the event of a termination under Section 9(e) on account of Good Reason, notice of such termination must be given within 60 days following the consummation of the event or events which give rise to the Good Reason other than a Change of Control, and provided, further, however, that in the event of a termination
             --------  -------  -------
under Section 9(a) on account of Cause, notice of such termination must be given within 10 days of the effective date of such termination. For purposes of the Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in the Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

         10.   Non-Solicitation.
               ----------------

               (a) The Executive acknowledges and recognizes the highly competitive nature of the business of the Company and its Affiliates (defined below) and accordingly agrees as follows:

                    (i) During the Employment Term and until the later of (i) the last day of the Employment Term (without regard to any termination pursuant to Section 9) or (ii) one year following the effective date of the Executive's termination (the "Restricted Period"), the Executive will not,
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directly or indirectly, solicit or encourage any employee of the Company or any
Affiliate to leave the employment of the Company or any Affiliate. For purposes of Sections 10, 11 and 12 of the Agreement, the terms: "Affiliate" means as to any Person, each other Person that directly or indirectly (through one (1) or more intermediaries) controls, is controlled by or is under common control with such person; and "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust, associate (as defined in regulations promulgated by the Securities and Exchange Commission) or other legally recognizable entity.

                    (ii) During the Restricted Period, the Executive will not, directly or indirectly, solicit or encourage to cease to work with the Company or any Affiliate or consultant under contract with the Company or any Affiliate.

          11.  Confidentiality.
               ---------------

               (a) The Executive hereby agrees that he will comply with the Company's general policies regarding confidentiality. Without in any way limiting the foregoing sentence, the Executive further agrees that he will not, at any time during the Employment Term or Restricted Period, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company, which he may have learned in connection with his employment. For purposes of the Agreement, a "trade or business secret, process, method or means, or any other confidential Information" shall mean and include written information treated as confidential or as a trade secret by the Company. The Executive's obligation under this Section 11 shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of the Executive; (iii) is known to the Executive prior to his receipt of such information from the Company, as evidenced by written records of the Executive or (iv) is hereafter disclosed to the Executive by a third party not under an obligation of confidence to the Company. The Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Board, any document or other object containing or reflecting any such confidential information. The Executive recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive
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property of the Company. Except as specifically authorized by the Board upon termination of his employment hereunder, the Executive shall forthwith deliver to the Company all such confidential information, including without limitation all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company, and no copy of any such confidential information shall be retained by him.

          12.  Non Competition.
               ---------------

               (a) During the Restrictive Period, the Executive will not, directly or on behalf of, or in conjunction with any other Person: (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, financier, manager, executive, employee, independent contractor, consultant, advisor, or sales representative, in any business selling any products or services in direct competition with the Company or its Affiliates or subsidiaries within 100 miles of any geographic location in which the Company or any of its Affiliates or subsidiaries conducts business at such time (or in the case of a termination or expiration of the Agreement, within 100 miles of any geographic location in which the Company, or any of its Affiliates or subsidiaries conducted business at the time of such expiration or termination) (the "Territory"); (ii) call upon any prospective acquisition candidate on the Executive's own behalf or on behalf of any competitor of the Company, or any of its Affiliates or subsidiaries, which candidate was either called upon by the Company (including its Affiliates or subsidiaries), or for which the Company or any of its Affiliates or subsidiaries made an acquisition analysis, for the purpose of acquiring such entity; provided, however, that the Executive shall not be charged with a
        --------  -------
violation of this Section 12 unless and until the Executive shall have knowledge or notice that such prospective acquisition candidate was called upon, or that an acquisition analysis was made, for the purpose of acquiring such entity;
(iii) call upon any Person which is, at that time, or which has been, within one
(1) year prior to that time, a customer of the Company including the Affiliates or its subsidiaries thereof within the Territory for the purpose of soliciting or selling products or services in direct competition with the Company within the Territory; (iv) disclose customers, whether in existence or proposed, of the Company (or the Company's subsidiaries or Affiliates) to any Person for any reason or purpose; (v) engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or good will of the Company, its management, or of management of its Affiliates or subsidiaries.

               (b) Notwithstanding anything herein to the contrary, the limitations in this Section 12 of the Agreement will not prohibit any investment by the Executive of not more than 5% of the outstanding capital stock of a company whose securities are listed on a public exchange or the National Association of Securities Dealers Automated Quotation National Market System.

               (c) It is expressly understood and agreed that although the Executive and the Company consider the restrictions contained in Sections 10, 11 and 12 of the Agreement to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in the Agreement is an unenforceable restriction against the Executive, the provisions of the Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in the Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

          13.  Specific Performance. The Executive acknowledges and agrees that
               --------------------
the Company's remedies at law for a breach or threatened breach of any of the provisions of Sections 10, 11 or 12 of the Agreement would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

          14.  Indemnification. In the event the Executive is made a party to
               ---------------
any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against the Executive), by reason of the fact that he is or was performing services within the course and scope of his employment with the Company under the Agreement, then the Company shall protect, defend, indemnify and hold harmless the Executive against all expenses (including attorneys' fees, costs and expenses), judgments, fines, costs, liabilities, damages, and amounts paid in settlement, actually and reasonably incurred by the Executive in connection therewith. Without limiting the requirement above that the Executive be performing services within the course and scope of his employment, activities constituting violations of laws or the Company policy shall not constitute services within the course and scope of the Executive's employment, and the Company shall not indemnify the Executive for any activities. The Executive agrees to immediately notify the Company of any threatened, pending or completed matter. The Executive agrees to accept any attorney reasonably assigned by the Company to defend the Executive; provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing the Executive, the Executive may engage separate counsel and the Company shall pay all reasonable attorneys fees of such counsel.

         15. Miscellaneous.
             -------------

             (a)    Governing Law. The Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of New York.

             (b)    Entire Agreement/Amendments. The Agreement and any other
                    ---------------------------
exhibits and attachments hereto contains the entire understanding of the parties with respect to the employment of the Executive by the Company, and the Agreement replaces and supersedes any and all prior or contemporaneous negotiations, communications, understandings, obligations, commitments, agreements or contracts, whether written or oral, between the parties respecting the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. The Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

             (c)    No Waiver. The failure of a party to insist upon strict
                    ---------
adherence to any term of the Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of the Agreement.

           (d)      Severability. In the event that any one or more of the
                    ------------
provisions of the Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of the Agreement shall not be affected thereby.

             (e)    Assignment. The Agreement shall not be assignable by the
                    ----------
Executive. The Agreement may be assigned by the Company to a company which is a successor in interest to substantially all of the business operations of the Company. Such assignment shall become effective when the Company notifies the Executive of such assignment or at such later date as may be specified in such notice provided that any assignee expressly assumes the obligations, rights and
       --------
privileges of the Agreement. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor company.

             (f)    Successors; Binding Agreement. The Agreement shall inure to
                    -----------------------------
the benefit of and be binding upon the Company's and the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

             (g)    Notice. For the purpose of the Agreement, notices and all
                    ------
other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of the Agreement, provided
                                                                       --------
that all notices to the Company shall be directed to the attention of the Chief Executive Officer, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

             (h)    Withholding Taxes. The Company may withhold from any amounts
                    -----------------
payable under the Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

             (i)    Counterparts. The Agreement may be signed in counterparts,
                    ------------
each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties hereto have duly executed the Agreement as of the day and year first above written.

                                        Harold Borhauer II
                                        /s/ H W Borhauer II


                                        UNITED ROAD SERVICES, INC.

                                        By: /s/ Gerald R. Riordan
                                            Title: Chief Executive Officer

                                   Exhibit A

                              Harold Borhauer II

1.   Options vested as of Closing Date:

     Option to purchase 3,000 shares granted on January 21, 2000.

2.   Options expired as of Closing Date:

     Option to purchase 3,000 shares granted on January 21, 2000.